EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of The Black & Decker Corporation of our report dated January 29, 2002, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


Registration Statement Number                                   Description

33-6610                                                         Form S-8
33-6612                                                         Form S-8
33-26917                                                        Form S-8
33-26918                                                        Form S-8
33-33251                                                        Form S-8
33-47651                                                        Form S-8
33-47652                                                        Form S-8
33-53807                                                        Form S-3
33-58795                                                        Form S-8
33-65013                                                        Form S-8
333-03593                                                       Form S-8
333-51155                                                       Form S-8
333-51157                                                       Form S-8
333-35986                                                       Form S-8



/s/ ERNST & YOUNG LLP
Baltimore, Maryland
February 27, 2002